Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-11129, 333-42279, 333-71623, 333-38570, 33-92438, and 333-58572 on Form S-8 of Captaris, Inc. of our report dated March 17, 2008 relating to the financial statements of Captaris Document Technologies GmbH (formerly Océ Document Technologies GmbH), which appears in the Current Report on Form 8-K/A of Captaris, Inc. dated March 19, 2008.

/s/ Falk & Co GmbH
Heidelberg, Germany
March 17, 2008